EXHIBIT 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

                            August 15, 2016

The Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

Re:	Registration Statement on Form S-8

Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) filed on even date by Heat Biologics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission with respect to the registration of up to an aggregate of 1,900,000 shares of the Company’s common stock, par value $.0002 per share (the “Shares”), to be issued in connection with the Company’s 2014 Stock Incentive Plan, as amended (the “Plan”).

In connection with rendering this opinion, we have examined or are familiar with the charter documents of the Company, the Plan, the corporate proceedings with respect to the authorization of the Registration Statement and the Plan, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement and the aforesaid records, certificates and documents. We have made such examination as we have deemed necessary for the purpose of this opinion.  Based upon such examination, it is our opinion, that, the Shares have been duly and validly authorized and when issued against receipt of the consideration therefore in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gracin & Marlow, LLP

Gracin & Marlow, LLP